Exhibit 99.1

Vycor Medical Releases Financial Results for Third Quarter and First Nine Months of 2014

Vycor VBAS up 41% for first nine months over same period in 2013

Non-GAAP Net Operating Loss reduced by 12%

BOCA RATON, FL (November 12, 2014) – Vycor Medical, Inc. (“Vycor”) (OTCQB—VYCO), today announced financial results for the third quarter and first nine months of 2014.

Company Highlights

Vycor VBAS

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ViewSite Brain Access System (VBAS) continues to gain traction through product approval in nine new U.S. hospitals during the third quarter. VBAS has been approved in 23 hospitals year to date, and is approved in more than 170 hospitals in the U.S. with additional hospitals in the approval process.

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Internationally, Vycor Medical entered into a distribution agreement in Russia and shipped its first order and entered into evaluation agreements with distributors in France, South Africa, Sri Lanka and Taiwan during the third quarter, in addition to Brazil, France and India earlier in the year. Vycor now has international agreements in place for VBAS in Australia, Belgium, Brazil, Canada, China, France, Germany, Greece, Holland, Hong Kong, Italy, Japan, Korea, Russia, South Africa, Spain, Sri Lanka, Sweden, Taiwan and the UK.

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In the US, Vycor has added four new distributors to increase its national footprint and hired a new National Sales Manager to drive the penetration of VBAS in the U.S.

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Surgeons from Weill Cornell Medical Center have had two peer review papers detailing their recent work on minimally invasive neurosurgical approaches using Vycor’s VBAS accepted for publication and presented their work at neurological conferences in Xian, China, Prague and the recent CNS in Boston.

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Entered into a manufacturing agreement with an Asian-based manufacturer for the production of two new smaller VBAS devices that will facilitate endoscopic work within the ventricles including the placement of catheters. Vycor is progressing the manufacturing build and validation program and regulatory process for these devices.

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Completed the development of a new VBAS prototypes specifically designed to house the optical pointers utilized in image-guided systems. The optical pointers will be firmly held in place in the introducer through a novel approach while the working channel will remain unchanged. The Company plans on having four new IGS compatible devices of differing sizes.

NovaVision

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Developed and soft-launched the NeuroEyeCoach™ Professional Center program. This professional version of NovaVision’s eye-training enables stroke rehab and other centers to treat patients while in their care. This model has been placed on trial in two stroke rehab centers in the U.S. and NovaVision commenced a three-center patient trial for NeuroEyeCoach in Germany, Austria and Italy. This trial will gather pre- and post- NeuroEyeCoach clinical data for publication, and the company intends to release preliminary trial and patient data at the 5th Annual Conference of the DGNR (German Society of Neurological Rehabilitation) in early December.

Peter Zachariou, Chief Executive Officer of Vycor, commented: “Vycor VBAS continues to build value and momentum with revenues up 41% year to date. We continue to execute on our new product development plan in Vycor VBAS, having moved into manufacturing implementation of our new small VBAS units and completed prototyping of the new IGS-compatible devices. We are nearing completion of the NovaVision development strategy, of which NeuroEyeCoach was a critical step, and are gearing up for marketing the truly scalable and most affordable, comprehensive therapy suite for those suffering neurologically-induced visual disorders early in 2015. With the $5 million offering completed in the second quarter and the $2.4 million debt exchange in the third quarter, we are well capitalized and to continue to build shareholder value through the execution of our clearly articulated development strategy”.

Financial Results

For the third quarter of 2014, the Company reported revenue of $334,339, a 4% increase over the same period in 2013. The Vycor Medical division (VBAS) generated revenue of $243,841, an 8% increase compared to the same period in 2013. Gross profit for 2014 was $286,999, a 3% increase over 2013, a margin of 86% for 2014 compared to 87% for 2013

For the first nine months of 2014, the Company reported revenue of $991,001, a 26% increase over the same period in 2013. The Vycor Medical division (VBAS) generated revenue of $710,743, a 41% increase compared to the same period in 2013. Gross profit for 2014 was $865,021, a 26% increase over 2013, a margin of 87% for both periods.

	Three months ended			Nine months ended
	September 30,		%	September 30,		%
	2014	2013	change	2014	2013	change

Revenue
Vycor Medical	$243,841	$225,823	8%	$710,743	$502,847	41%
NovaVision	90,498	95,807	-6%	280,258	285,411	-2%

Total Revenue	$334,339	$321,630	4%	$991,001	$788,258	26%

Gross Profit
Vycor Medical	$207,827	$197,873	5%	$618,952	$449,303	38%
NovaVision	79,172	81,951	-3%	246,069	239,236	3%

Total Gross Profit	$286,999	$279,824	3%	$865,021	$688,540	26%

On a non-GAAP basis (see below), the Company reported Operating Expenses for the third quarter of 2014 of $606,847 compared to $563,469 in 2013, a non-GAAP net operating loss for the quarter of $319,848 compared to $283,645 in 2013, and a non-GAAP net comprehensive loss of $344,722 compared to $332,218 in 2013. The increase in expenses is as a result of Vycor’s development work and gearing up for marketing of new products in 2015.

For the nine months to September 30 the Company reported non-GAAP Operating Expenses of $1.9 million, essentially unchanged compared to the same period in 2013. The non-GAAP net operating loss was $1.1 million compared to $1.2 million in 2013, a reduction of 12%, and the non-GAAP net comprehensive loss was $1.2 million compared to $1.3 million in 2013. The increase in expenses is as a result of Vycor’s development work and gearing up for marketing of new products in 2015.

Cash and cash equivalents were $2.4 million at September 30, 2014. Non-GAAP Shareholders’ Equity was $3.5 million

Reconciliation of Non-GAAP Information and Pro Forma Balance Sheet

Non-GAAP Reconciliation

Management uses certain non-GAAP financial measures (including non-GAAP operating expenses and non-GAAP net loss and loss per share), which exclude non-cash amortization of acquired intangible assets, non-cash stock-based, one-time Offering costs and the change in value of derivative warrant liability. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to analyze further, and more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.

On a GAAP basis the Company reported Operating Expenses for the third quarter of 2014 of $724,787, a net operating loss of $437,788, a net comprehensive loss of $1.3 million and a net loss of $0.12 per share. For the first nine months the Company reported Operating Expenses of $2.3 million, a net operating loss of $2.1 million, a net comprehensive loss of $3.4 million and a loss of  $0.33 per share.

Vycor’s GAAP operating costs for the third quarter and first nine months of 2014 include non-cash amortization of acquired intangible assets ($58,617 and $175,851 respectively), non-cash stock compensation charges ($59,323 and $319,050 respectively), and one-time offering costs ($581,702 for the nine month period). Vycor’s other income includes change in the value of warrant derivative liability (gain of $8,332 and loss of $261,661 respectively), loss on extinguishment of debt ($682,039 for the third quarter) and loss on extension of warrants ($146,488 for the third quarter) and Vycor’s Comprehensive Loss includes foreign currency translation adjustment (loss of $62,273 and $68,390 respectively. The Company is providing additional non-GAAP financial measures that exclude these charges and expenses, and reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

On a non-GAAP basis, taking into account these adjustments, Operating Expenses for the third quarter of 2014 were $606,847, non-GAAP net operating loss was $437,788, non-GAAP net comprehensive loss was $344,722 and a net loss of $0.04 per share. For the first nine months non-GAAP Operating Expenses were $1.9 million non-GAAP net operating loss was $2.1 million, non-GAAP net comprehensive loss was $1.2 million and a net loss of $0.12 per share.

On a GAAP basis the Company reported Shareholders’ Equity of $3,430,853. This includes the recording of a derivative liability related to the issuance of Series A Warrants in connection with the Offering of $28,820. The Company is providing additional non-GAAP financial measures that exclude this derivative liability, and reconciliation of GAAP to non-GAAP results is provided in the tables included in this release. On a non-GAAP basis, taking into account this adjustment, the Company reported Shareholders’ Equity of $3,459,673.

                VYCOR MEDICAL, INC.

Consolidated Statements of Comprehensive Loss
                         (unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2014	2013	2014	2013

Revenue	$334,339	$321,630	$991,001	$788,258

Cost of Goods Sold	47,340	41,806	125,979	99,718

Gross Profit	286,999	279,824	865,021	688,540

Operating expenses:
Research and development	6,933	0	59,684	52,635
Depreciation and Amortization	93,860	90,561	286,955	266,106
General and administrative	623,993	673,464	2,652,392	2,063,232

Total Operating expenses	724,787	816,672	2,999,032	2,381,973

Operating loss	(437,788)	(484,201	(2,134,011)	(1,693,433)

Other expense
Interest expense – Related Party	(13,706)	(34,081)	(80,093)	(95,859)
Interest expense - Other	(11,169)	(14,492	(38,844)	(42,546)
Loss on extinguishment of debt	(682,039)		(682,039)
Loss on extension of warrants	(146,488)		(146,488)
Change in fair value derivative liability	8,332	—	(261,661)	—
Total Other expense	(845,070)	(48,573)	(1,209,125)	(138,405)

Net Loss	$(1,282,857)	$(656,551)	$(2,060,202)	$(1,299,066)

Comprehensive Income (Loss)
Foreign Currency Translation Adjustment	(62,273)	25,865	(68,390)	(14,431)

Net Comprehensive Loss
	$(1,345,130)	$(506,909)	$(3,411,526)	$(1,817,407)
Loss Per Share
Basic and diluted	$(0.12)	$(0.08)	$(0.33)	$(0.29)

Weighted Average Number of Shares Outstanding	10,735,884	6,481,138	10,106,903	6,231,218

VYCOR MEDICAL, INC.
Non-GAAP Reconciliation of Operating Loss and Net Comprehensive Loss

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

GAAP Operating Expenses	$724,787	$764,025	$2,999,032	$2,381,973

Non-cash amortization of acquired intangible assets (1)	(58,617)	(58,617)	(175,851)	(175,851)
Non-cash stock-based compensation (2)	(59,323)	(141,939)	(319,050)	(316,003)
Offering Costs (3)	—	—	($581,702)	—
Total Non-GAAP Operating Expense Adjustments	(117,940)	(200,556)	(1,076,603)	(491,854)

Non-GAAP Operating Expenses	$606,847	$563,469	$1,922,429	$1,890,119

GAAP Operating Loss	$(437,788)	$(484,201)	$(2,134,011)	$(1,693,433)

Non-GAAP Operating Expense Adjustments, as above	117,940	200,556	1,076,603	491,854

Non-GAAP Operating Loss	$(319,848)	$(283,645)	$(1,057,408)	$(1,201,579)

GAAP Net Comprehensive Loss	$(1,345,130)	$(506,909)	$(3,411,526)	$(1,817,407)

Non-GAAP Operating Expense Adjustments, as above	117,940	200,556	1,076,603	491,854
Loss on extinguishment of debt (4)	682,039	—	682,039	—
Loss on extension of warrants (5)	146,488	—	146,488	—
Change in value of derivative liability (6)	(8,332)	—	261,661	—
Foreign currency translation adjustment (7)	62,273	(25,865)	68,390	(14,431)

Non-GAAP Net Comprehensive Loss	$(344,722)	$(332,219)	$(1,176,345)	$(1,339,984)

Non-GAAP Loss Per Share
Basic and diluted	$(0.03)	$(0.05)	$(0.12)	$(0.22)

Weighted Average Number of Shares Outstanding	10,735,884	6,481,138	10,106,903	6,231,218

Non-GAAP Reconciliation of Shareholder's Equity
September 30, 2014

GAAP Additional Paid-in Capital	$20,846,183

Derivative Liability: Warrants (6)	28,820

Non-GAAP Additional Paid-in Capital	$23,875,003

GAAP Shareholder's Equity	$3,430,853

Derivative Liability: Warrants, as above	28,820

Non-GAAP Shareholder's Equity	$3,459,673

(1) Non-Cash Amortization on acquired intangible assets. These are non-cash charges related to acquired intangible assets such patents and software which can be impacted by the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing costs and performance, and therefore exclude such charges when presenting non-GAAP financial measures.

(2) Non-Cash Stock-based compensation expense consists of expense relating to stock-based awards issued to employees, outside directors and non employees including stock options, restricted common stock, and warrants. Because of varying available valuation methodologies, subjective assumptions and the fact that these amounts vary in size and timing, we believe that the exclusion of stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods. In addition, we believe it is useful to investors to understand the specific impact of stock-based compensation expenses on our operating results.

(3) Offering Costs comprises the broker commissions, banking fees, legal fees and other costs associated with the five separate closings of an offering of units of Common Stock and Warrants (the "Offering") during the the period January to April, 2014. These costs are one-time for the period of the Offering and are disregarded by management in evaluating and predicting earnings trends and are therefore excluded by us when presenting non-GAAP financial measures.

(4) Loss on Extinguishment of Debt. In August, 2014, the Company entered into a series of agreements with Fountainhead, along with certain other related and non-related parties (together, the “Fountainhead Parties”), to exchange all of the parties’ $2,355,587 of debt into Company preferred equity of equivalent value.  Under Applicable Accounting Guidance ASC 405 and 470, the exchange is accounted for as an extinguishment of debt. The Company is required to compare the carrying value of the securities being extinguished (without placing any value on security preference, default protection, conversion rights or other matters) with the fair value of the securities being issued in exchange. The fair values were determined using a variety of techniques including Black-Scholes, taking into account stock volatility but not, importantly, stock illiquidity, to derive a theoretical fair value. The securities issued in exchange are then recorded on the balance sheet at this fair value and the difference between fair value of the new securities and the carrying value of the extinguished securities is recognized in the income statement as a gain or loss. Because this was a one-time transaction and is calculated using subjective valuation assumptions, we believe that the exclusion of the loss on extinguishment of debt allows for a more accurate reflection of our financial result, and has therefore been excluded by us when presenting non-GAAP financial measures.

(5) Loss on Extension of Warrants. In August, 2014, in a transaction unrelated to the exchange in Note 4, Fountainhead entered into an agreement with the Company preventing it from selling any Vycor Shares currently held by Fountainhead below $4.50. In return, the Company agreed to extend the life of certain of Fountainhead’s existing warrants expiring in 2015 to the same 3-year term as the warrants being issued under the exchange. The fair value of the extended terms were compared to the fair value of the existing terms, using Black-Scholes. The extended warrants were recorded on the balance sheet at this fair value and the difference between fair value of the extended terms and of the existing terms was recognized in the income statement as loss. Because this treatment is limited in time and is calculated using subjective valuation assumptions, we believe that the exclusion of the derivative liability on the balance sheet, and the change in valuation on the statement of operations, allows for a more accurate reflection of our financial result, and has therefore been excluded by us when presenting non-GAAP financial measures.

(6) Derivative Liability: Warrant. The Company accounts for the remaining 34,723 Series A Warrants issued in connection with the Offering which still carry anti-dilution rights in accordance with the guidance contained in ASC 815-40-15-7D, whereby under that provision, because they have anti-dilution rights, they do not meet the criteria for equity treatment and must be recorded as a liability. Accordingly, the Company classifies the warrant instrument as a liability at its fair value and adjusts the instrument to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised or until the anti-dilution provisions contained within the warrant agreements expire, and is classified in the balance sheet as a current liability. Because this treatment is limited in time and is calculated using subjective valuation assumptions, we believe that the exclusion of the derivative liability on the balance sheet, and the change in valuation on the statement of operations, allows for a more accurate reflection of our financial result, and has therefore been excluded by us when presenting non-GAAP financial measures.

(7) Foreign currency translation adjustment comprises the difference in period-to-period translation of intercompany loans to foreign subsidiaries. We consider our operating results without these translation adjustments when evaluating our ongoing costs and performance, and therefore exclude these adjustments when presenting non-GAAP financial measures.

About Vycor Medical, Inc.

With corporate headquarters in Boca Raton, FL, Vycor Medical, Inc. (“Vycor”) is a publicly traded company (OTC Bulletin Board: VYCO) dedicated to providing the medical community with innovative and superior surgical and therapeutic solutions and has a growing portfolio of FDA cleared medical solutions that are changing and improving lives every day. The Company operates two business units: Vycor Medical and NovaVision, both of which adopt a minimally or non-invasive approach. Both technologies have exceptional sales growth potential, address large potential markets, have the requisite regulatory approvals and are commercialized and generating revenue.

Vycor Medical’s ViewSite™ Surgical Access Systems (VBAS) is a suite of clear cylindrical minimally invasive disposable devices that hold the potential for speedier, safer and more economical brain surgeries and a quicker patient discharge.  VBAS is designed to optimize neurosurgical site access, reduce patient risk, accelerate recovery and add tangible value to the professional medical community. The company is ISO 13485:2003 compliant, has U.S. FDA 510(k) clearance for brain and spine surgeries and full regulatory approvals for brain in Australia, Canada, China, Europe (EU – Class III), Korea and Japan and is seeking or has partial regulatory approvals in India, Russia, Taiwan and Vietnam. For an overview of Vycor Medical’s VBAS see VBAS Video.

NovaVision develops and provides science-driven neurostimulation therapy and other medical technologies that help improve and partially restore sight in patients with neurological vision impairments. The company’s proprietary Visual Restoration Therapy® (VRT) platform is clinically supported to improve lost vision resulting from stroke, traumatic brain injury (“TBI”), or other acquired brain injuries. VRT is the only FDA 510K cleared medical device in the U.S. aimed at the restoration of vision for neurologically induced vision loss and can be prescribed by any ophthalmologist, optometrist, neurologist or physiatrist.  VRT also has CE Marking for the EU. NovaVision also provides Neuro Eye Therapy (NeET) in the EU, aimed at increasing visual sensitivity deep within the field defect.

In March 2014 the Company soft-launched NeuroEyeCoach™ in the US, which is the first commercially available saccadic therapy deliverable via the web to patients’ computers at their own homes. The program is supported by more than four decades of scientific findings and was developed as collaboration between the Company, and Josef Zihl, a NovaVision Scientific Advisor and world thought leader in saccadic training and the pioneer of this computer based training technique. The program is designed to result in a meaningful improvement in the patient’s visual search performance resulting in improvements in their navigation and object finding skills. Given that NeuroEyeCoach™ addresses the patients difficulty with their eye movements and their ability to integrate visual information while VRT focuses on the restoration of lost vision the two therapies are highly complementary. For an overview of NovaVision see NovaVision Video.

For the latest information on the company, including media and other coverage, and to learn more, please go online at www.vycormedical.com, www.vycorvbas.com or www.novavision.com.

Safe Harbor Statement

Information in this document constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast", "anticipate", "estimate", "project", "intend", "expect", "should", "believe", and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Vycor Medical's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in Vycor Medical’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Vycor Medical herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Vycor Medical disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

Vycor Medical, Inc Investor Contacts:

Hayden IR

Brett Maas, Managing Partner

(646) 536-7331

brett@haydenir.com

Or

Cameron Donahue, Partner

(651) 653-1854

cameron@haydenir.com